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                                                                     EXHIBIT 21


                         GREENFIELD INDUSTRIES, INC.
                        Subsidiaries of the Registrant

                                                                 Jurisdiction of
Subsidiary                                                        Incorporation
----------                                                        -------------

Rogers Tool Works, Inc.                                             Delaware
  Subsidiaries:
   TCM Europe, Inc.                                                 Delaware
   RTW Limited                                                    United Kingdom

Kemmer International, Inc.                                          Delaware
  Subsidiaries:
   Kemmer Hartmetallwerkzeuge GmbH, a German limited liability company, is the principal subsidiary of Kemmer International, Inc.; four additional foreign subsidiaries are engaged in the same line of business (manufacture of circuit board drills)

Cirbo Limited                                                     United Kingdom
  Subsidiary:
   Cleveland Europe Limited                                       United Kingdom


The Cleveland Twist Drill Company                                     Ohio
  Subsidiaries:
   Cleveland Twist Drill Canada Ltd.                                  Canada
   Cleveland Twist Drill de Mexico, S.A. de C.V.                      Mexico
     which in turn owns:
       Herramientas Cleveland, S.A. de C.V.                           Mexico
          which in turn owns:
            Greenfield de Mexico, S.A.                                Mexico

Carbidie Corporation                                                 Delaware

Greenfield Industries Foreign Sales Corporation                      Barbados

GFI Aviation, Inc.                                                   Delaware

Greenfield Capital Trust                                             Delaware

Rule Industries, Inc.                                             Massachusetts
  Subsidiaries:
   Rule Paint & Chemical, Inc.                                    Massachusetts
   Rule International, Inc.                                       Virgin Islands
   RemGrit Abrasive Tool, Inc.                                    Massachusetts
   Rule Corporation                                                  Delaware
   Rule Cutting Tools, Inc.                                       Massachusetts
     which in turn owns
       Rule Manufacturing, Inc.                                   Massachusetts
         which in turn owns
           Disston Canada, Inc.                                       Canada

Bassett Rotary Tool Company                                           Indiana